Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-179693) and Registration Statements on Form S-8 (No. 333-163003, No. 333-170404, No. 333-177874, No. 333-184920) of Merrill Lynch & Co., Inc. of our report dated February 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2013